EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of VNET Group, Inc., a company organized under the laws of the Cayman Islands, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of March 1, 2022.

MAJARA INVESTMENT LIMITED

By:	/s/ Mohamed Habib Mohamed Ali Kokar
Name:	Mohamed Habib Mohamed Ali Kokar
Title:	Director

DAMAC REAL ESTATE DEVELOPMENT LTD

By:	/s/ Mohammed Tahaineh
Name:	Mohammed Tahaineh
Title:	Director

DAMAC PROPERTIES DUBAI CO P.L.S.C.

By:	/s/ Mohammed Tahaineh
Name:	Mohammed Tahaineh
Title:	Manager

MAPLE INVEST CO LIMITED

By:	/s/ Ali Habib Ali Mohamed Kukar
Name:	Ali Habib Ali Mohamed Kukar
Title:	Director

DICO INTERNATIONAL PROJECTS COMPANY LIMITED

By:	/s/ Ali Habib Ali Mohamed Kukar
Name:	Ali Habib Ali Mohamed Kukar
Title:	Director

/s/ Hussain Ali Habib Sajwani
Hussain Ali Habib Sajwani

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